Exhibit 99.1

GlyEco Announces Appointment of Brian Gelman as Chief Financial Officer

ROCK HILL, SC / ACCESSWIRE / June 19, 2017 / GlyEco, Inc. ("GlyEco" or the "Company") (GLYE), a leading specialty chemical company, announced today the appointment of Brian Gelman as Chief Financial Officer. Mr. Gelman will officially join the Company on July 5, 2017.

"Brian is a seasoned executive with significant financial and operational expertise who will be an exceptional addition to our company," stated Ian Rhodes, the Company’s Chief Executive Officer. Mr. Rhodes continued, "Brian has the right skills, experience and energy to be a key member of our leadership team, lead our accounting and finance team and be a valuable partner to our entire organization, including our sales and operations departments."

"I am excited to join GlyEco during this period of planned significant growth and expansion," commented Mr. Gelman. "It is a tremendous opportunity for me and I look forward to helping GlyEco attain its full potential," continued Mr. Gelman.

Mr. Gelman has served as a senior financial officer of a publicly traded company and has nearly 20 years of experience in the areas of accounting and finance. Prior to joining the Company, Mr. Gelman held various positions of increasing responsibility, including Interim Chief Financial Officer, Chief Accounting Officer, Corporate Controller and Assistant Controller, with Warren Resources, Inc., an independent energy company, from April 2002 to March 2016. From August 1998 to April 2002, Mr. Gelman was employed at EisnerAmper, LLP, an accounting firm. Mr. Gelman received a Bachelor of Science in Finance from the State University of New York at Old Westbury, located in Old Westbury, New York.

About GlyEco, Inc.

GlyEco is a leading specialty chemical company, leveraging technology and innovation to focus on vertically integrated, eco-friendly manufacturing, customer service and distribution solutions. Our eight facilities, including the recently acquired 14-20 million gallons per year, ASTM E1177 EG-1, glycol re-distillation plant in West Virginia, deliver superior quality glycol products that meet or exceed ASTM quality standards, including a wide spectrum of ready to use antifreezes and additive packages for antifreeze/coolant, gas patch coolants and heat transfer fluid industries, throughout North America. Our team's extensive experience in the chemical field, including direct experience with reclamation of all types of glycols, gives us the ability to process a wide range of feedstock streams, formulate and produce unique products and has earned us an outstanding reputation in our markets.

For further information, please visit: http://www.glyeco.com

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by the words "believe," "anticipate," "expect," "intend," "estimate," and similar expressions. All statements in this document regarding the future outlook related to GlyEco, Inc. are forward-looking statements. Such statements are based on the current expectations, beliefs, estimates and projections of management and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements including the risk that the future data will not be as favorable as the initial results. Additional uncertainties and risks are described in our most recent Annual Report on Form 10-K. For a more detailed discussion of factors that affect GlyEco’s operations, please refer our filings with the Securities and Exchange Commission (“SEC”). Copies of these filings are available through the SEC website at http://www.sec.gov. All forward-looking statements are based upon information available to us on the date hereof, and GlyEco undertakes no obligation to update this forward-looking information.

Contact:

GlyEco, Inc.

Ian Rhodes

President and Chief Executive Officer

irhodes@glyeco.com

866-960-1539

SOURCE: GlyEco, Inc.